Exhibit 10(d)

EXECUTIVE DEFERRED COMPENSATION PLAN

OF ENTERGY CORPORATION AND SUBSIDIARIES

(As Amended and Restated Generally Effective February 13, 2003)

On October 25, 1996, the Board of Directors of Entergy Corporation approved, authorized and adopted the Entergy Executive Compensation Deferral Program for the benefit of certain executive employees of Entergy Corporation and its subsidiaries. On December 4, 1998, the Board of Directors of Entergy Corporation amended, restated and renamed the program as the Executive Deferred Compensation Program of Entergy Corporation and Subsidiaries. On October 29, 1999, the Board of Directors of Entergy Corporation approved, authorized and adopted certain changes to the program that were incorporated into an amendment and restatement, which was renamed the Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries, and which was effective January 1, 2000. The Plan has since been amended from time to time, and is now hereby amended and restated in its entirety to incorporate such prior amendments and those additional amendments approved by the Personnel Committee of the Board of Directors on February 13, 2003.

ARTICLE I

PURPOSE AND DURATION

1.01 Purpose. The Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries has as its purpose attracting and retaining certain executive employees who are members of a select group of management or highly compensated employees. The Plan is designed to aid Participants in furthering their financial independence by providing them with an opportunity to systematically defer receipt of a portion of their eligible compensation as a means for providing benefits for the Participant at termination of employment. The Plan thereby defers taxation of such benefits to the Participant until distribution, pursuant to Section 451 of the Internal Revenue Code of 1986, as amended. The Plan is intended to be a top-hat plan (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees) under Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended. Effective December 7, 2001, the Plan's purpose of attracting and retaining certain executive employees has been enhanced by allowing a System Management Participant the opportunity to defer receipt of all or a portion of his Executive Plan Benefits.

1.02 Scope and Duration. Entergy hopes and expects to continue the Plan indefinitely but expressly reserves the right to amend or terminate it, or discontinue recognition of any further deferrals under its terms, and each employer reserves the right to withdraw from the Plan, subject to the provisions hereinafter set forth. The benefits payable under the Plan are independent of any benefits the Employee is or may become entitled to receive under any funded pension, profit sharing, stock bonus or savings plan, except that the measure of the future value of amounts credited to a Participant's Account hereunder shall be based on the relative value of such Account balances had those balances represented actual dollars invested in selected investment funds from time to time available at the Administrator's discretion under the Savings Plan and/or any other measure that the Administrator may from time to time thereafter establish for purposes of this Plan.

ARTICLE II

DEFINITIONS

The following terms shall have the meaning hereafter indicated unless expressly provided herein to the contrary:

    2.01 "Account" shall mean the account the Administrator maintains, on a book-entry basis only, for each Participant under the Plan. Such Account shall include a book entry for the deferrals elected by the Participant hereunder subject to change or adjustment based on the changes in the relative value of those Investment Funds that the Participant from time to time directs as the basis for the valuation of the deferred amounts allocated to his or her Account. No actual dollars are maintained in, nor accounted for under, any such Account.

2.02 "Administrator" shall mean the Personnel Committee established by the Board of Directors, or such other individuals or committee (not fewer than three in number) as shall from time to time be designated in writing by the Chairman of the Board of Directors as the administrator of the Plan. The Administrator shall be the "plan administrator" for the Plan within the meaning of ERISA. Notwithstanding the foregoing, from and after the date immediately preceding the commencement of a Change in Control Period, the "Administrator" shall mean (a) the individuals (not fewer than three in number) who, on the date six months before the commencement of the Change in Control Period, constitute the Administrator, plus (b) in the event that fewer than three individuals are available from the group specified in clause (a) above for any reason, such individuals as may be appointed by the individual or individuals so available (including for this purpose any individual or individuals previously so appointed under this clause (b)); provided, however, that the maximum number of individuals constituting the Administrator shall not exceed six.

2.03 "Available Base Salary" shall mean that portion of a Participant's Base Salary that remains after the deduction or reduction of such Base Salary on account of all appropriate or required tax withholdings, loan repayments, contributions under a cafeteria plan under Code 125 (including, without limitation, amounts contributed to a flexible spending account covered by such cafeteria plan), deferral contributions pursuant to Code 401(k) or otherwise under the Savings Plan, United Way or other charitable deductions or contributions, political action committee contributions, garnishments or other legally required or mandated deductions (i.e., Internal Revenue Service levies), and any other deductions or reductions related to contributions to any other employee benefit plan from time to time sponsored by Entergy Corporation or in which the Employer is the sponsor or a participating employer.

    2.04 "Base Salary" shall mean the regular or normal salary, exclusive of overtime or bonuses, normally payable to a Participant during any period of Covered Employment including the amount, if any, such Employee defers as a deferral contribution pursuant to Code 401(k) or otherwise under the Savings Plan, and under a cafeteria plan under Code 125 (including, without limitation, amounts contributed to a flexible spending account covered by such cafeteria plan).

    2.05 "Beneficiary" shall mean any person or persons designated by a Participant to whom distribution of the Deferred Compensation credited to his Account shall be made in the event of his death prior to the full receipt thereof. A Participant may, prior to termination of his employment, designate one or more primary and contingent Beneficiaries to whom distribution of such Deferred Compensation shall be made in the event of his death prior to the full receipt thereof; provided, however, that in the event the Participant is married and no designation of Beneficiary is received by the Administrator prior to his death, such primary Beneficiary shall be deemed to be the Participant's surviving spouse. The Participant may elect to change or revoke his designated Beneficiary at any time; provided, however, that such new election or revocation shall not be effective unless in writing on forms provided by the Administrator and shall not in any event be effective unless and until filed with the Administrator. If no designated or deemed Beneficiary survives the Participant or former Participant, or if an unmarried Participant or former Participant fails to designate a Beneficiary under the Plan, such Deferred Compensation shall be paid to his estate.

    2.06 "Board of Directors" shall mean the Board of Directors of Entergy Corporation.

    2.07 "Change in Control" shall mean:

    the purchase or other acquisition by any person, entity or group of persons, acting in concert within the meaning of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of twenty-five percent (25%) or more of either the shares of common stock outstanding immediately following such acquisition or the combined voting power of Entergy Corporation's voting securities entitled to vote generally and outstanding immediately following such acquisition, other than any such purchase or acquisition in connection with a Non-CIC Merger (defined in subsection (b) below);
    the consummation of a merger or consolidation of Entergy Corporation, or any direct or indirect subsidiary of Entergy Corporation with any other corporation, other than a Non-CIC Merger, which shall mean a merger or consolidation immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the Board of Directors, or the board of directors of the entity surviving such merger or consolidation, or the board of directors of any parent thereof (unless the failure of such individuals to comprise at least such a majority is unrelated to such merger or consolidation);
    the stockholders of Entergy Corporation approve a plan of complete liquidation or dissolution of Entergy Corporation or there is consummated an agreement for the sale or disposition by Entergy Corporation of all or substantially all of Entergy Corporation's assets; or
    any change in the composition of the Board of Directors such that during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Entergy Corporation) whose appointment or election by the Board of Directors or nomination for election by Entergy Corporation's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof.

Provided, however, that no Change in Control shall be deemed to occur solely by virtue of (1) the insolvency or bankruptcy of Entergy Corporation; or (2) the transfer of assets of Entergy Corporation to an affiliate of Entergy Corporation, provided such affiliate assumes the obligations of the Plan and agrees to continue uninterrupted the rights of the Participants under the Plan; or (3) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Entergy Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Entergy Corporation immediately following such transaction or series of transactions.

    2.08 "Change in Control Period" shall mean the period commencing ninety (90) days prior to and ending twenty-four (24) calendar months following a Change in Control.

    2.09 "Claims Administrator" shall mean the Administrator or its designee responsible for administering claims for benefits under the Plan.

    2.10 "Claims Appeal Administrator" shall mean the Administrator or its delegee responsible for administering appeals from the denial or partial denial of claims for benefits under the Plan.

    2.11 "Code" shall mean the Internal Revenue Code of 1986, as amended.

    2.12 "Covered Employment" shall mean that period during which a Participant is actively employed by an Employer and is eligible for participation hereunder under the terms and conditions set forth in the Plan.

    2.13 "Deferred Compensation" shall mean the amount of deferred Base Salary, Incentive Compensation, Executive Plan Benefits, and EOP or EAP Deferrals credited to a Participant's Account, as valued at any given point in time based on the relative value of the respective Investment Funds that the Participant directs over time less administrative charges or costs, and that would be available for distribution assuming that all requirements and requisites for distribution under the Plan are satisfied.

    2.14 "Designation Date" shall mean the date or dates as of which an initial or subsequent designation of deemed investment directions by a Participant takes effect pursuant to Section 4.09.

    2.15 "EAIP" shall mean the Executive Annual Incentive Plan of Entergy Corporation and Subsidiaries, as amended from time to time.

    2.16 "Employee" shall mean an employee of a System Company who is in the select group of management or highly compensated employees.

    2.17 "Employer" shall mean the System Company with which the Participant is last employed on or before the Participant's termination from System employment.

    2.18 "EOP" and "EAP" shall mean, respectively, the 1998 Equity Ownership Plan of Entergy Corporation and Subsidiaries and the Entergy Corporation and Subsidiaries Equity Awards Plan, both as amended from time to time.

    2.19 "EOP or EAP Deferrals" shall mean Performance Units, Restricted Share Units, or Equity Awards under the EOP or EAP for which a System Management Participant has made an effective Deferral Election in accordance with the terms and conditions of the EOP or EAP, as applicable, and with respect to which the System Management Participant makes a subsequent election to have such deferred Performance Units, Restricted Share Units, or other Equity Awards deferred under and deemed invested in one or more Investment Funds under this Plan in accordance with the terms and conditions set forth in Section 4.04 of this Plan. Notwithstanding any provision of this Plan to the contrary, Performance Units, Restricted Share Units, or other Equity Awards shall not be eligible "EOP or EAP Deferrals" unless specifically authorized by the Senior Vice-President, Human Resources and Administration. In addition, deferred gains from the exercise of stock options under the EOP or EAP shall not be "EOP or EAP Deferrals."

    2.20 "Executive Plan Benefits" shall mean a lump sum benefit payable to a System Management Participant from one of the following Entergy Corporation sponsored non-qualified plans, in accordance with the terms and conditions of such plans: Pension Equalization Plan of Entergy Corporation and Subsidiaries, Post-Retirement Plan of Entergy Corporation and Subsidiaries, Supplemental Retirement Plan of Entergy Corporation and Subsidiaries, System Executive Retirement Plan of Entergy Corporation and Subsidiaries, and Defined Contribution Restoration Plan of Entergy Corporation.

    2.21 "Incentive Compensation" means: (a) the amount of any incentive award payable based on performance years commencing on or after January 1, 1997 that a Participant may become eligible to receive during a period of Covered Employment under the terms of the EAIP or other comparable incentive plan that the Administrator may from time to time recognize as "Incentive Compensation" for purposes of this Plan, (b) the amount of any additional types or forms of compensation (including, but not limited to, Restrictive Share Units under the EOP or EAP, any amount awarded under the Long Term Incentive Program of the EAP for performance periods ending on or after December 31, 2003, and signing bonuses) that the Administrator or the Senior Vice-President, Human Resources and Administration, in its or his sole discretion, approves with respect to one or more Employees, in its or his sole discretion, as "Incentive Compensation" under the terms of this Plan, and (c) any amount awarded under the Long Term Incentive Program of the EOP for performance periods ending on or after December 31, 2003. The determination by the Administrator or by the Senior Vice-President, Human Resources and Administration as to the inclusion or exclusion of any compensation with respect to one or more Employees as "Incentive Compensation" under the terms of this Plan shall be final and binding on all parties.

    2.22 "Investment Funds" shall mean, at the discretion of the Senior Vice-President, Human Resources and Administration, the several T. Rowe Price investment funds from time to time available under the Savings Plan (but excluding the Entergy Stock Fund), and/or any other investments that the Senior Vice-President, Human Resources and Administration may from time to time thereafter establish for purposes of this Plan after consideration of the costs associated with, and the flexibility granted by, such investments, which investments shall be used as a basis for determining the value of Deferred Compensation credited to a Participant's Account.

2.23 "Participant" shall mean any Employee who (a) is eligible to defer Base Salary, Incentive Compensation, Executive Plan Benefits, or EOP or EAP Deferrals pursuant to Section 3.01 and (b) elects to do so. Any employee who is eligible to defer Base Salary, Incentive Compensation, Executive Plan Benefits, or EOP or EAP Deferrals under this Plan and has Deferred Compensation allocated to his Account hereunder shall remain a Participant through the date on which all such sums are distributed pursuant to Section 4.11, 4.12, 4.13 or 4.14, as applicable. Such Employee's status as a Participant through the date of any such distribution does not convey any continued right to defer additional sums hereunder nor to make any further investment directions with respect to book-entry amounts held in his Account except in accordance with rules and procedures established by the Administrator.

2.24 "Personnel Committee" shall mean the Personnel Committee of the Board of Directors.

2.25 "Plan" shall mean this Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries, as amended and restated generally effective February 13, 2003, and any amendments, supplements or modifications from time to time made hereto.

2.26 "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
    Entergy Corporation or any affiliate or subsidiary company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; or
    the Board of Directors adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred; or
    any System Company or any person or entity publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or
    any person or entity becomes the beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time), either directly or indirectly, of securities of Entergy Corporation representing 20% or more of either the then outstanding shares of common stock of Entergy Corporation or the combined voting power of Entergy Corporation's then outstanding securities (not including in the calculation of the securities beneficially owned by such person or entity any securities acquired directly from Entergy Corporation or its affiliates).

2.27 "Savings Plan" shall mean the Savings Plan of Entergy Corporation and Subsidiaries, as amended from time to time.

2.28 "System" shall mean Entergy Corporation and all other System Companies, and, except in determining whether a Change in Control has occurred, shall include any successor thereto as contemplated in Section 7.03 of this Plan.

2.29 "System Company" shall mean Entergy Corporation and any corporation 80% or more of whose stock (based on voting power or value) is owned, directly or indirectly, by Entergy Corporation and any partnership or trade or business which is 80% or more controlled, directly or indirectly, by Entergy Corporation, and, except in determining whether a Change in Control has occurred, shall include any successor thereto as contemplated in Section 7.03 of this Plan.

2.30 "System Management Level" shall mean the applicable management level set forth below:
    System Management Level 1 (Chief Executive Officer and Chairman of the Board of Entergy Corporation);
    System Management Level 2 (Presidents and Executive Vice Presidents within the System);
    System Management Level 3 (Senior Vice Presidents within the System); and
    System Management Level 4 (Vice Presidents within the System).

2.31 "System Management Participant" shall mean a Participant who is currently, or was immediately prior to the commencement of a Change in Control Period, at one of the System Management Levels set forth in Section 2.30. Notwithstanding the foregoing, a former System Management Participant who has otherwise satisfied Section 4.06(c) shall be treated as a System Management Participant solely for purposes of being eligible to make Successive Deferral Elections in accordance with Section 4.06.

2.32 "Valuation Date" shall mean the valuation date relating to the date on which the Participant is scheduled to have Deferred Compensation distributed to him in accordance with Section 4.11, 4.12, 4.13 or 4.14, files or makes a change in investment direction, or transfers from one System employer to another, as applicable to the particular circumstances requiring the valuation of the Deferred Compensation allocated to the Participant's Account. For purposes of periodic reporting and disclosure to Participants as to the relative value of their Account, the "Valuation Date" shall be the last business day immediately preceding the Participant's inquiry or such other date as the Administrator may determine and disclose in any such report or disclosure.

ARTICLE III

PARTICIPATION

    3.01 Eligibility and Participation. Any Employee who is employed on a salaried basis in a bona fide executive, administrative, or professional capacity at a specified rate per annum, and who has been approved and remains eligible for participation in EAIP shall be eligible to participate in the Plan during his period of Covered Employment. Subject to the provisions of the Plan and without limiting the eligibility of those persons described herein, the Administrator shall from time to time designate as eligible hereunder such other Employees who, in the written opinion of the Administrator, have significant responsibility for the continued growth, development and financial success of Entergy Corporation and any of its affiliates. An Employee described above who elects to participate shall become a Participant in the Plan. A Participant may lose his eligibility to participate at any time by written determination of the Administrator, but shall retain his rights hereunder to the Deferred Compensation credited to his Accounts through the date of any such removal. The Administrator shall have complete discretion to terminate the participation by any Participant who has made a willful and deliberate misrepresentation or false statement to the Administrator as a means for qualifying for, or obtaining, a distribution under the Plan.

    3.02 Removal from Participation.

    A Participant made eligible under the terms of Section 3.01 shall lose his eligibility to participate under the Plan on the later of the following events: (1) termination of System employment; or (2) distribution of all the Deferred Compensation credited to his Account under the Plan; (3) loss of eligibility to participate under the EAIP unless the Administrator, in its discretion, has designated such employee as an Employee who is eligible to participate pursuant to Section 3.01 above; or (4) written revocation of Participant status pursuant to Section 3.01 above based on a false or misleading statement or representation made by the Participant to the Administrator in the exercise of any and all rights, options or directions available to the Participant under the terms of the Plan. That is, by way of illustration and without limiting the breadth of the foregoing, if the Participant makes a willful and deliberate misrepresentation to the Administrator as a means for qualifying for, or obtaining, a Hardship Distribution under Section 4.11, such Participant shall be subject to immediate loss of continued Participant status except to the extent of any Deferred Compensation previously allocated to his Account under the Plan. Further, any willful or deliberate misrepresentation made by a Participant shall subject the Participant to disciplinary actions, including discharge, by the Employer or the right of the Administrator to demand and recover from the Participant any amounts distributed to the Participant based on any such false or misleading statements or misrepresentations.
    Further, if any Participant loses his eligibility for participation in the EAIP and has not otherwise been designated as an eligible Employee by the Administrator hereunder, such Participant shall remain a Participant solely as to the Deferred Compensation credited to his Account on the date on which his participation in the EAIP ceases, and such participation hereunder shall continue until the later of the occurrence of one of the events described in 3.02(a).

3.03 Continuation of Participation through Distribution. Notwithstanding anything stated in Section 3.02 to the contrary, a Participant shall remain a Participant through the date on which his Deferred Compensation is distributed to him, except that a Participant who has experienced any of the events or circumstances described in Section 3.02(a) shall not be permitted to make any further deferrals under the Plan after the date of such event. As to any undistributed Deferred Compensation credited to his Account prior to occurrence of an event or circumstance described in Section 3.02(a), such Participant may continue to make investment directions in accordance with Section 4.09, subject to the rules, regulations and procedures from time to time established by the Administrator.

ARTICLE IV

DEFERRAL ELECTIONS

4.01 Deferral of Base Salary.

(a) Subject to the applicable deferral election requirements set forth in Sections 4.05, 4.06 and 4.07, and such other rules, regulations and procedures as may be established by the Administrator from time to time, a Participant may elect to defer (in one percent increments) any percentage of his Base Salary (but not amounts in excess of his Available Base Salary). Such initial Base Salary deferral election must be made prior to the beginning of the first complete payroll period with respect to which such Base Salary is payable and in such form as the Administrator (or its delegate) may require. Any such election shall remain in effect with respect to future Base Salary amounts through the earlier of (1) the Participant's termination of employment or loss of Participant status under Section 3.02(a) above, whichever is earlier, or (2) the effective date for any election made by the Participant with respect to future Base Salary amounts subsequent to such initial election. Any such election shall be given prospective effect only and shall not adversely affect any Deferred Compensation deferred or credited to the Participant's Account based on any prior deferral election.

(b) A new deferral election shall not affect the investment direction of any Deferred Compensation then or thereafter credited to the Participant's Account unless the Participant makes a new investment direction election under Section 4.09. Once in effect, the amounts deferred by the Participant hereunder shall be credited to his Account on a book-entry basis as soon as practicable following the date of each deferred installment of Base Salary.

4.02 Deferral of Incentive Compensation.

    Subject to the deferral election requirements set forth in Sections 4.05, 4.06 and 4.07, and such other rules, regulations, and procedures as established by the Administrator from time to time, a Participant may elect to defer (in one percent increments) any percentage of his Incentive Compensation. However, with respect to Incentive Compensation payable under the terms of the EAIP for performance years ending prior to January 1, 2004, a Participant could not initially defer under this Plan more than the amount of such Incentive Compensation attributable to the same performance year that was deferred by the Participant under the terms of the Equity Awards program of the EOP or EAP, as applicable.
    Each initial deferral election shall be made in such form as the Administrator (or its delegate) may require and in accordance with the following provisions:

    With respect to Incentive Compensation payable under the terms of the EAIP or other comparable incentive plan that the Administrator may from time to time recognize as "Incentive Compensation" for purposes of this Plan, an initial deferral election must be made prior to the beginning of performance year with respect to which such Incentive Compensation relates.
    With respect to (i) amounts awarded under the Long Term Incentive Program ("LTIP") of the EOP for performance periods ending on or after December 31, 2003, or (ii) amounts awarded under the LTIP of the EAP for performance periods ending on or after December 31, 2003 that the Administrator or the Senior Vice-President, Human Resources and Administration, in its or his sole discretion, approves with respect to one or more Employees, in its or his sole discretion, as "Incentive Compensation" under the terms of this Plan, an initial deferral election must be made no later than the end of the calendar year immediately preceding the earliest date such award under the EOP or EAP may be delivered to the Participant, but in no event later than the date that precedes by six months the end of the applicable performance period.
    With respect to Restricted Share Units awarded under the EOP or EAP that the Administrator or the Senior Vice-President, Human Resources and Administration, in its or his sole discretion, approves with respect to one or more Employees, in its or his sole discretion, as "Incentive Compensation" under the terms of this Plan, an initial deferral election must be made no later than the end of the calendar year immediately preceding the expiration of the Restricted Period for such award under the EOP or EAP, as applicable, but in no event later than the date that precedes by six months the expiration of the Restricted Period for such award under the EOP or EAP, as applicable.
    With respect to all other Incentive Compensation that the Administrator or the Senior Vice-President, Human Resources and Administration, in its or his sole discretion, approves with respect to one or more Employees, in its or his sole discretion, as "Incentive Compensation" under the terms of this Plan, an initial deferral election must be made prior to the commencement of the first payroll period with respect to which such Incentive Compensation is earned and no later than end of the calendar year immediately preceding the earliest date such Incentive Compensation is otherwise scheduled for payment to the Participant, but in no event later than the date that precedes by six months the scheduled payment date of such Incentive Compensation.

Any such election shall apply only to Incentive Compensation payable with respect to a single performance period and shall not have any continuing deferral effect or application as to Incentive Compensation payable for any future performance periods. That is, a separate Incentive Compensation deferral election must be made with respect to the Incentive Compensation payable for each performance period.

(c) A new deferral election shall not affect the investment direction of any Deferred Compensation then or thereafter credited to the Participant's Account unless the Participant makes a new investment direction election under Section 4.09. Once in effect, the amounts deferred by the Participant hereunder shall be credited to his Account on a book-entry basis as soon as practicable following the date of each deferred installment of Incentive Compensation.

4.03 Deferral of Executive Plan Benefits. Subject to the deferral election requirements set forth in Sections 4.05, 4.06 and 4.07, and such other rules, regulations, and procedures as established by the Administrator from time to time, a System Management Participant may elect to convert the entire amount of his Executive Plan Benefits to an equivalent credited balance under this Plan. Any election to convert Executive Plan Benefits into this Plan must include the entire value of such Executive Plan Benefits. A System Management Participant may then elect to defer (in one- percent increments) under this Plan any percentage of his converted Executive Plan Benefits.

For purposes of this Plan, an initial Executive Plan Benefits conversion and deferral election must be made at least 6 months prior to: (a) retirement in accordance with the terms and conditions of the Entergy Corporation-sponsored qualified defined benefit plan in which the System Management Participant participates ("Retirement"); (b) Retirement following the System Management Participant's long term disability under the Entergy Corporation-sponsored long-term disability plan in which the System Management Participant participates ("Long-Term Disability"); or (c) the earliest distribution date of Executive Plan Benefits following a "Qualifying Event" (as defined in the System Executive Continuity Plan of Entergy Corporation and Subsidiaries) and in such form as the Administrator (or its delegate) may require.

4.04 Rebalancing of EOP or EAP Deferrals. System Management Participants shall not be eligible to rebalance EOP or EAP Deferrals, unless and until specifically authorized by the Senior Vice-President, Human Resources and Administration. Subject to the immediately preceding sentence, the deferral election requirements set forth in Sections 4.05, 4.06 and 4.07, and such other rules, regulations, and procedures as established by the Administrator from time to time, a System Management Participant may elect to further defer all or any whole percentage of his EOP or EAP Deferrals to an equivalent credited balance under this Plan.

For purposes of this Plan, an initial election to further defer EOP or EAP Deferrals to an equivalent credited balance under this Plan must be made in such form and at such time as the Administrator (or its delegate) may require. A System Management Participant's existing deferral election under the EOP or EAP, as applicable, shall continue to govern the timing of deferral of any EOP or EAP Deferral amount converted to an equivalent credited balance under this Plan. Any Successive Deferral Election (as defined below) with respect to an EOP or EAP Deferral amount deferred under this Plan shall be made in accordance with, and governed by, the remaining provisions of this Article IV.

4.05 Deferral Receipt Date for System Management Participants. Receipt of Deferred Compensation may be deferred to such date or dates as a System Management Participant shall specify in a deferral election (each, a "Deferral Receipt Date"), provided that:

    (a) A Deferral Receipt Date shall be not less than two (2) years following the date on which the Deferred Compensation would otherwise be paid to the System Management Participant; and

(b) the Deferral Receipt Date shall in no event be later than the date on which the System Management Participant terminates employment unless such System Management Participant terminates employment with a System Company due to Retirement, Long-Term Disability, or a Qualifying Event, in which case deferral may be postponed beyond termination of employment, but in no event later than death.

    4.06 Deferral Election Procedure for System Management Participants. Each deferral election shall be effective upon its execution and delivery to the Administrator (or its delegate), provided such delivery is made in accordance with the time or times specified in this Article IV. Once made, a deferral election may not be revoked or modified. However, further irrevocable elections to defer receipt of previously Deferred Compensation (each, a "Successive Deferral Election") to a subsequent Deferral Receipt Date may be made in writing by a System Management Participant by execution and delivery of an appropriate written election to the Administrator (or its delegate), provided always that:

    No Successive Deferral Election may be made if the existing Deferral Receipt Date is less than six months from the date of delivery to the Administrator (or its delegate) of such election;
    A subsequent Deferral Receipt Date shall be not less than two (2) years following the date at which the System Management Participant makes a Subsequent Deferral Election under this section; and
    No Successive Deferral Election may be made following the System Management Participant's termination of employment unless such System Management Participant terminates employment with a System Company due to Retirement, Long-Term Disability, or a Qualifying Event, in which case deferral can be postponed beyond termination of employment, but in no event later than death.

    4.07 Deferral Election Procedure for All Participants. With respect to all Participants, the Administrator shall have the sole and exclusive authority and discretion to establish rules, regulations and procedures for the execution and delivery of any deferral election (including any Successive Deferral Election by a System Management Participant) and may condition such elections in any manner that such Administrator deems necessary, appropriate or desirable including, without limitation, the complete authority and discretion to delay the effective date of any deferral election (including any Successive Deferral Election by a System Management Participant) or to reject any such deferral election (including any Successive Deferral Election by a System Management Participant) as the Administrator deems necessary, appropriate or desirable in order to maintain the orderly and accurate administration of the Plan. If the effective date of the deferral election (including any Successive Deferral Election by a System Management Participant) is delayed pursuant to such authority, the Administrator shall notify the Participant of such delay and advise the Participant of the anticipated effective date of such election.

4.08 Accounts. The amount of any deferrals elected by the Participant pursuant to Sections 4.01, 4.02, 4.03 and 4.04 respectively, shall be credited to the Account established and maintained for such Participant. Such Account of the Participant shall be the record of cumulative Deferred Compensation attributable to his deferrals under the Plan, solely for accounting purposes and, as provided in Section 5.01, shall not require a segregation of any System Company assets.

4.09 Deemed Investment Direction of Participants. Subject to such limitations as may from time to time be required by law, imposed by the Administrator, or contained elsewhere in the Plan and subject to such operating rules and procedures as may be imposed from time to time by the Administrator, prior to and effective for each Designation Date, each Participant may communicate to the Administrator, or to any person to whom the Administrator has delegated such Administrative duties, a direction as to how his Account should be deemed to be invested among the Investment Funds as such are from time to time available under the Savings Plan. Such direction shall designate the percentage (in any whole percent multiples) of each portion of the Participant's Account that is requested to be deemed to be invested in the respective Investment Funds on a book-entry basis only and shall be subject to such rules and procedures for direction of investments under the Savings Plan, as modified by the Administrator with respect to the Plan. Unless and until the Employer elects, in its discretion, or is required to fund the obligations of the Employer reflected by the Deferred Compensation pursuant to Article V, no actual investments in the several Investment Funds shall be made hereunder, and the Participants shall have no right, claim or demand with respect to any such Investment Funds based on the deemed investment of Deferred Compensation.

    4.10 Allocation of Deemed Earnings or Losses on Accounts. Pursuant to Section 4.09, each Participant shall have the right to direct the Administrator as to how the Deferred Compensation credited to his Account shall be deemed invested. The Administrator shall maintain records that track or replicate the performance of such deemed investments in the respective Investment Funds consistent with the Participant's directions. The Participant's account will be credited with the increase or decrease in the realizable net asset value of the designated deemed investments. As of each Valuation Date, an amount equal to the net increase or decrease in realizable net asset value of each Investment Fund since the preceding Valuation Date shall be credited among the respective Participants' Accounts deemed to be invested in that Investment Fund in accordance with the ratio that the portion of the Deferred Compensation Fund bears to the aggregate of all amounts deemed to be invested within that same Investment Fund. For instance, if the net asset value per unit held in the Investment Fund increased by 2%, the Participant's Account shall be credited with 2% per unit deemed held by the Participant's Account in such Investment Fund pursuant to his investment directions.

    4.11 Hardship Distributions. At any time a Participant may apply to the Administrator for a special distribution of all or any part of his Account valued as of the date of his application on account of an immediate and heavy financial need arising from one or more of the following, or similar, events:

    uninsured medical costs resulting from and accident, injury or illness to the Participant and/or members of his immediate family;

    to prevent the foreclosure or eviction from the Participant's primary residence;

    funeral expenses for an immediate family member of the Participant; or

    substantial casualty losses.

The Senior Vice-President, Human Resources and Administration, on behalf of the Administrator, shall consider the circumstances of each such case and the best interest of the Participant and his family and shall have the right, in his sole discretion, if applicable, to allow such a special distribution, or if applicable, to direct a distribution of part of the amount requested or to refuse to allow any distribution. Upon determination that such a special distribution shall be granted, the Participant's employer shall make the appropriate distribution to the Participant from its general assets in respect of the Participant's Account and the Administrator shall accordingly reduce or adjust the amount of Deferred Compensation credited to the Participant's Account. In no event shall the aggregate amount of the special distribution exceed the full value of the Participant's Account. For purposes of this Section, the value of the Participant's Account shall be determined as of the date of the Participant's application for the special distribution. If the amount of the requested distribution equals or exceeds the full value of the Deferred Compensation credited to the Participant's Account on such Valuation Date and a special distribution is subsequently made hereunder, the Account shall not thereafter be credited with further earnings or losses with respect to the distributed amounts pursuant to Section 4.10.

    4.12 Accelerated Distribution to System Management Participant Subject to Penalty.

    Notwithstanding the existence in force, with respect to a System Management Participant, of one or more irrevocable deferral elections or Successive Deferral Elections, such System Management Participant may require the immediate payment to System Management Participant of any part of System Management Participant's Deferred Compensation Account, less any amounts withheld to satisfy federal and state income tax withholding obligations, and subject to a penalty on such accelerated Deferred Compensation (prior to withholding for taxes) of ten percent (10%). Such penalty amount shall for all purposes be deemed canceled and not paid to the System Management Participant

    4.13 Acceleration Upon Taxation. Notwithstanding the existence in force, with respect to a Participant, of one or more irrevocable deferral elections or Successive Deferral Elections (in the case of a System Management Participant), if the Internal Revenue Service (or any corresponding state income tax authority) prevails in a claim by it that such Participant's Deferred Compensation Account constitutes taxable income to the Participant or his beneficiary for any taxable year prior to the taxable year in which such Deferred Compensation is scheduled to be distributed to the Participant, such Participant may require the immediate payment to the Participant of such amount of Participant's Deferred Compensation Account as is held to be currently taxable, less any amounts withheld to satisfy federal and state income tax withholding obligations. For purposes of this Section 4.13, the Internal Revenue Service or corresponding state income tax authority shall be deemed to have prevailed in a claim if such claim is upheld by a court of final jurisdiction, or if the Employer, or the Participant or beneficiary, based upon an opinion of legal counsel satisfactory to the Employer and the Participant or his beneficiary, fails to appeal a decision of the Internal Revenue Service or corresponding state income tax authority, or a court of applicable jurisdiction with respect to such claim, to an appropriate appeals authority or to a court of higher jurisdiction, within the appropriate time period.

4.14 Payment of Deferred Compensation.

    System Management Participants. Except to the extent that such amounts are distributed in a special hardship distribution pursuant to Section 4.11, distributed in an accelerated distribution subject to penalty pursuant to Section 4.12, or distributed due to current taxation pursuant to Section 4.13, a System Management Participant who has Deferred Compensation credited to his Account shall be entitled to irrevocably elect at least six (6) months prior to his Deferral Receipt Date to receive such Deferred Compensation amount, less any amounts withheld to satisfy federal and state income tax withholding obligations, either in (i) a single-sum cash distribution from the Employer as soon as reasonably practicable following the System Management Participant's Deferral Receipt Date; or (ii) in substantially equal annual cash installments payable over a period not to exceed ten (10) years from the System Management Participant's Deferral Receipt Date, in which case those amounts not yet distributed to the System Management Participant shall continue to be deemed invested in accordance with Section 4.09. In the event a System Management Participant elects the installment payment method set forth in (ii) above and thereafter dies prior to receiving his entire Deferred Compensation amount, such remaining unpaid Deferred Compensation amount, less any amounts withheld to satisfy federal and state income tax withholding obligations, shall be paid in a single-sum cash distribution to the System Management Participant's Beneficiary as soon as reasonably practicable following the System Management Participant's date of death.

 (b) All Other Participants. Except to the extent that such amounts are distributed in a special hardship distribution pursuant to Section 4.11 or distributed due to current taxation pursuant to Section 4.13, a Participant who is not a System Management Participant and who has Deferred Compensation credited to his Account shall be entitled to receive a cash distribution from the Employer within thirty days of his retirement or termination of employment with Entergy and all of its affiliates, or as reasonably practicable thereafter, as the Administrator shall determine. Such distribution shall be an amount equal to the value of the Deferred Compensation credited to his Account as of the effective date of the Participant's retirement or termination from service, less any amounts withheld to satisfy federal and state income tax withholding obligations.

4.15 Acceleration Upon Death. Notwithstanding an irrevocable deferral election (including any Successive Deferral Election by a System Management Participant), if a Participant dies, all of a System Management Participant's outstanding Deferral Receipt Dates shall be accelerated, and the entirety of Participant's Deferred Compensation Account as of the time of his death (net of any amounts required to be withheld for federal and state income tax) shall be paid in accordance with the terms of this Plan to any Beneficiary.

4.16 Non-Transferability. Deferred Compensation granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process.

ARTICLE V

SOURCE OF PAYMENTS

    5.01 Unfunded Plan. In the case of Deferred Compensation credited to a Participant's Account under the Plan, no actual units in the respective Investment Funds shall be purchased at the time of the deferrals, and Entergy, the Employer and the Plan, or any one of them, shall not be required to set aside a fund or assets for the payment of any such Deferred Compensation. It is a condition of the Plan, and the Participant expressly agrees, that neither he nor any other person or entity shall look to any other person or entity other than the Employer for the payment of benefits under the Plan. The Participant or any other person or entity having or claiming a right to payments hereunder shall rely solely on the unsecured obligation of the Employer set forth herein. Nothing in this Plan shall be construed to give the Participant or any such person or entity any right, title, interest, or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever, owned by the Employer or in which the Employer may have any right, title or interest now or in the future. However, the Participant or any such person or entity shall have the right to enforce his claim against the Employer in the same manner as any other unsecured creditor of the Employer.

    5.02 Employer Liability. At its own discretion, a System Company employer may purchase such insurance or annuity contracts or other types of investments as it deems desirable in order to accumulate the necessary funds to provide for the future benefit payments under the Plan. However, (a) a System Company employer shall be under no obligation to fund the benefits provided under this Plan; (b) the investment of System Company employer funds credited to a special account established hereunder shall not be restricted in any way; and (c) such funds may be available for any purpose the System Company may choose. Nothing stated herein shall prohibit a System Company employer from adopting or establishing a trust or other means as a source for paying any obligations created hereunder provided, however, any and all rights that any such Participants shall have with respect to any such trust or other fund shall be governed by the terms thereof.  The Employer reserves the right, in its sole discretion, to establish and maintain a rabbi trust to hold assets that may be used to cover the Employer's costs of the Plan including, without limitation, a rabbi trust that provides for the actual investment of contributions in the respective Investment Funds, as available to the Employer, on the same basis as the deemed investment directions made by the Participant pursuant to Section 4.09.

5.03 Establishment of Trust. Notwithstanding any provisions of this Article V to the contrary, within thirty (30) days following a Change in Control, each Employer shall make a single irrevocable lump sum contribution to the Trust for Deferred Payments of Entergy Corporation and Subsidiaries ("Trust") pursuant to the terms and conditions described in such Trust. Each Employer's contribution shall be in an amount equal to the total benefits credited to such Employer's Plan Participants (including a Participant's Beneficiary) under the Plan through the date of any such Change of Control. If one or more of an Employer's Participants shall continue to be employed by a System Company of Entergy after such a Change of Control, each calendar year the Employer shall, as soon as possible, but in no event longer than thirty (30) days following the end of such calendar year, make an irrevocable contribution to the Trust in an amount that is necessary in order to maintain a lump sum amount credited to the Employer's Plan account under the Trust that is equal to the total unpaid benefits of the Employer's Participants as of the end of each applicable calendar year. Notwithstanding the foregoing in this Section 5.03 to the contrary, an Employer may make contributions to the Trust prior to a Change of Control in such amounts as it shall determine in its complete discretion. The Trust is intended as a "grantor" trust under the Internal Revenue Code and the establishment and funding of such Trust is not intended to cause Participants to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.

ARTICLE VI

PLAN ADMINISTRATION

    6.01 Administration of Plan. The Administrator shall operate and administer the Plan and, as such, shall have the authority as Administrator to exercise the powers and discretion conferred on it by the Plan, including the right to delegate any function to a specified person or persons. The Administrator shall discharge its duties for the exclusive benefit of the Participants and their Beneficiaries.

    6.02 Powers of the Administrator. The Administrator and any of its delegees shall administer the Plan in accordance with its terms and shall have all powers, authority, and discretion necessary or proper for such purpose. In furtherance of this duty, the Administrator shall have the sole and exclusive power and discretion to make factual determinations, construe and interpret the Plan, including the intent of the Plan and any ambiguous, disputed or doubtful provisions of the Plan. All findings, decisions, or determinations of any type made by the Administrator, including factual determinations and any interpretation or construction of the Plan, shall be final and binding on all parties and shall not be disturbed unless the Administrator's decisions are arbitrary and capricious. The Administrator shall be the sole judge of the standard of proof required in any claim for benefits and/or in any question of eligibility for a benefit. By way of example, the Administrator shall have the sole and exclusive power and discretion:

    to adopt such rules and regulations as it shall deem desirable or necessary for the administration of the Plan;
    to interpret the Plan including, without limitation, the power to use Administrator's sole and exclusive discretion to construe and interpret (1) the Plan, (2) the intent of the Plan, and (3) any ambiguous, disputed or doubtful provisions of the Plan;
    to determine all questions arising in the administration of the Plan including, but not limited to, the power and discretion to determine the rights or eligibility of any Employee, Participant, Beneficiary or other claimant to receive under the Plan;
    to require such information as the Administrator may reasonably request from any Employee, Participant, Beneficiary or other claimant as a condition for receiving any benefit under the Plan;
    to grant and/or deny any and all claims for benefits, and construe any and all issues of Plan interpretation and/or fact issues relating to eligibility for benefits;
    to compute the amount and determine the manner and timing of any benefits payable under the Plan;
    to execute or deliver any instrument or make any payment on behalf of the Plan;
    to employ one or more persons to render advice with respect to any of the Administrator's responsibilities under the Plan;
    to direct the Employer concerning all payments that shall be made pursuant to the terms of the Plan;
    to make findings of fact, to resolve disputed fact issues, and to make determinations based on the facts and evidence contained in the administrative record developed during the claims review procedure;
    to grant or establish Accounts pursuant to Article IV, to determine restrictions related to Deferred Compensation and any credits to or distributions from such Accounts, to determine the employees to whom, and the time or times when, participation in the Plan shall be permitted hereunder, and to determine the amount of Deferred Compensation to be credited to such Accounts for Participants; and
    to determine the terms and provisions of the Participant deferral elections (which need not be identical).

For any acts not specifically enumerated above, when applying, construing, or interpreting any and all Plan provisions and/or fact questions presented in claims for benefits, the Administrator shall have the same discretionary powers as enumerated above.

    6.03 Reliance on Reports and Certificates. The Administrator may rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by an actuary, accountant, counsel or other person who may from time to time be employed or engaged for such purposes.

    6.04 Claims Administration. The Administrator may appoint and, in its sole discretion, remove a Claims Administrator and/or Claims Appeal Administrator to administer claims for benefits under the Plan in accordance with its terms, and, pursuant to Section 6.02, such delegees shall have all powers, authority, and discretion necessary or proper for such purpose. In the absence of such appointment, the Administrator shall be the Claims Administrator and Claims Appeal Administrator.

    6.05 Filing Benefit Claims. Any claim asserting entitlement to a benefit under the Plan must be asserted within ninety (90) days after the event giving rise to the claim by sending written notice of the claim to the Claims Administrator. The written notice of the claim must be accompanied by any and all documents, materials, or other evidence allegedly supporting the claim for benefits. If the claim is granted, the claimant will be so notified in writing by the Claims Administrator.

    6.06 Denial or Partial Denial of Benefit Claims. If the Claims Administrator denies a claim for benefits in whole or part, the Claims Administrator shall notify the claimant in writing of the decision within ninety (90) days after the Claims Administrator has received the claim. In the Claim Administrator's sole discretion, the Claims Administrator may extend the time to decide the claim for an additional ninety (90) days, by giving written notice of the need for such an extension any time prior to the expiration of the initial ninety (90) day period. The Claims Administrator, in its sole discretion, reserves the right to request specific information from the claimant, and reserves the right to have the claimant examined or tested by person(s) employed or compensated by the Plan. If the claim is denied or partially denied, the Claims Administrator shall provide the claimant with written notice stating:

    the specific reasons for the denial of the claim (including the facts upon which the denial was based) and reference to any pertinent Plan provisions on which the denial is based;
    if applicable, a description of any additional material or information necessary for claimant to perfect the claim and an explanation of why such material or information is necessary; and
    an explanation of the claims review appeal procedure including the name and address of the person or committee to whom any appeal should be directed.

6.07 Appeal of Claims That Are Denied or Partially Denied. The claimant may request review of the Claims Administrator's denial or partial denial of a claim for Plan benefits. Such request must be made in writing within 60 days after claimant has received notice of the Claims Administrator's decision and shall include with the written request for an appeal any and all documents, materials, or other evidence which claimant believes supports his or her claim for benefits. The written request for an appeal, together with all documents, materials, or other evidence which claimant believes supports his or her claim for benefits should be addressed to the Claims Administrator, who will be responsible for submitting the appeal for review to the Claims Appeal Administrator.

6.08 The Appeal Process. The Claims Administrator will submit the appeal to the Claims Appeal Administrator for review of the denial or partial denial of the claim. Within sixty (60) days after the receipt of claimant's appeal, claimant will be notified of the final decision of the Claims Appeal Administrator, unless, in the Claims Appeal Administrator's sole discretion, circumstances require an extension of this period for up to an additional sixty (60) days. If such an extension is required, the Claims Appeal Administrator shall notify claimant of this extension in writing before the expiration of the initial sixty-day period. During the appeal, the Claims Appeal Administrator, in its sole discretion, reserves the right to request specific information from the claimant, and reserves the right to have the claimant examined or tested by person(s) employed or compensated by the Plan. The final decision of the Claims Appeal Administrator shall set forth in writing the facts and Plan provisions upon which the decision is based. All decisions of the Claims Appeal Administrator are final and binding on all employees, Participants, their Beneficiaries, or other claimants.

    6.09 Judicial Proceedings for Benefits. No claimant may file suit in court to obtain benefits under the Plan without first completely exhausting all stages of this claims review process. In any event, no legal action seeking Plan benefits may be commenced or maintained against the Plan more than ninety (90) days after the Claims Appeal Administrator's decision on appeal.

    6.10 Non-Uniform Determinations. The Administrator's determinations under the Plan, including, without limitation, determinations as to the Employees eligible to defer a portion of their Available Base Salary and/or Incentive Compensation, and the terms and provisions of such deferrals, need not be uniform and may be made by it selectively among Employees who receive or are eligible to participate in the Plan, whether or not such Employees are similarly situated.

ARTICLE VII

TERMINATION OR AMENDMENT OF THE PLAN

    7.01 Termination and Amendment. Subject to Sections 1.02 and 7.02, the Plan may be suspended, terminated, modified or amended at any time whatsoever by the Board of Directors of Entergy Corporation or any other person or persons whom the Board of Directors may expressly from time to time authorize to take any and all such actions for and on behalf of Entergy Corporation and the respective Employers. Any such action shall be evidenced by the minutes of the Board of Directors or a written certificate of amendment or termination executed by any person or persons so authorized by the Board of Directors. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue in effect with respect to Deferred Compensation allocated to the Participant's Account on or before the date of such termination.

    7.02 Restrictions on Amendment or Termination. Any amendment or modification to, or the termination of, the Plan shall be subject to the following restrictions:

    No amendment to, or termination of, the Plan following a Change in Control shall reduce the amount credited to a Participant's Account under this Plan through the date of any such amendment or termination.
    No amendment, modification, suspension or termination of the Plan may reduce the amount of benefits or adversely affect the manner of payment of benefits of any Participant or Beneficiary then receiving benefits, unless such modification is agreed to in writing and signed by the affected Participant or Beneficiary and by the Plan Administrator, or by their legal representatives and successors; and
    Unless agreed to in writing and signed by the affected Participant and by the Plan Administrator, no provision of this Plan may be modified, waived or discharged before the earlier of: (i) the expiration of the two-year period commencing on the date of a Potential Change in Control, or (ii) the date on which the Change in Control event contemplated by the Potential Change in Control is terminated.

7.03 Successors. A System employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of its business and/or assets to expressly assume and agree to perform this Plan in the same manner and to the same extent that the System employer would be required to perform it if no such succession had taken place. Any successor or surviving entity that assumes or otherwise adopts this Plan as contemplated in this Section 7.03 shall succeed to all the rights, powers and duties of the Employer and the Board of Directors hereunder, subject to the restrictions on amendment or termination of the Plan as set forth in Section 7.02.

ARTICLE VIII

MISCELLANEOUS

    8.01 Tax Withholding. Subject to such terms and conditions as may be established by the Administrator, the Participant shall pay to have withheld by the Employer any amount necessary to satisfy applicable federal, state or local tax withholding requirements attributable to the Deferred Compensation distributed under this Plan or, in lieu of such withholding, shall remit to the Employer such amount as so necessary to satisfy such applicable federal, state or local tax withholding requirements promptly upon notification of the amounts due. The Administrator may permit such amount to be paid by the Participant to be withheld from the value of the Participant's Account that otherwise would be distributed to such Participant upon the distribution of the Deferred Compensation allocated to the Participant's Account.

    8.02 Deferral Elections. Each deferral election made pursuant to Article IV shall be subject to such restrictions, terms and conditions as the Administrator may require. Notwithstanding anything to the contrary contained in the Plan, no System Company is obligated to accept, permit or recognize any deferrals under the Plan made by any Participant hereunder unless such Participant shall execute all appropriate agreements with respect to such deferral in such form as the Administrator may determine from time to time.

    8.03 Effect on Other Plans. Any increases or losses in the value of Deferred Compensation credited to the Participant's Account through the date of distribution shall not constitute earnings for purposes of any pension plan covering employees of any System Company except as otherwise expressly provided in any such pension plan.

    8.04 Gender and Number. The masculine pronoun whenever used in the Plan shall include the feminine. Similarly, the feminine pronoun whenever used in the Plan shall include the masculine as the context or facts may require. Whenever any words are used herein in the singular, they shall be construed as if they were also used in the plural in all cases where the context so applies.

    8.05 Captions. The captions of this Plan are not part of the provisions of the Plan and shall have no force and effect.

    8.06 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

    8.07 No Right to Employment. This Plan does not confer nor shall be construed as creating an express or implied contract of employment.

    8.08 Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Plan Administrator on the date it is personally delivered to the Plan Administrator or three business days after it its sent by registered mail, postage prepaid, and properly addressed to Entergy Services, Inc., Employee Benefits Department, Attention: Plan Administrator, Executive Deferred Compensation Plan, 639 Loyola Avenue, 14th Floor, New Orleans, Louisiana 70113 and shall be deemed delivered to a Participant on the date it is personally delivered to him or three business days after it is sent by registered or certificate mail, postage prepaid, addressed to him at the last address shown for him on the records of his Employer.

    8.09 Controlling Law. The administration of the Plan, and any Trust established thereunder, shall be governed by applicable federal law, including ERISA, and, to the extent federal law is inapplicable, the laws of the State of Delaware, without regard to the conflict of law principles of any state. Any persons or corporations who now are or shall subsequently become parties to the Plan shall be deemed to consent to this provision.

IN WITNESS WHEREOF, the Personnel Committee has caused this Amendment and Restatement of the Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries to be executed by its duly authorized representative on this 10th day of June, 2003.

PERSONNEL COMMITTEE
through the undersigned duly authorized representative

                                                                                /s/ William E. Madison
                                                                                 WILLIAM E. MADISON
                                                                                 Senior Vice-President,
                                                                                 Human Resources and Administration